                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                ITEL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                ITEL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  [ITEL LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1995

To the Stockholders of Itel Corporation:

     The Annual Meeting of Stockholders of Itel Corporation will be held in the Market Room, upper lobby, at 30 South Wacker Drive, Chicago, Illinois on Thursday, May 4, 1995 at 10:00 a.m., for the purpose of:

     (1) electing 11 Directors;

     (2) approving the Management Incentive Plan; and

     (3) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 17, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Itel Corporation, Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606, and will also be available at the meeting.

     A copy of Itel Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1994 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Secretary of Itel Corporation, Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [Sig.]

                                          James E. Knox, Secretary

Chicago, Illinois
March 31, 1995

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                              OF ITEL CORPORATION

                             TO BE HELD MAY 4, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Itel Corporation, a Delaware corporation ("Itel" or the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). Itel's corporate headquarters are located at Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606 (telephone 312-902-1515). The Proxy Statement and form of proxy were first mailed to stockholders on or about March 31, 1995. Proxies solicited by the Board of Directors of Itel are to be voted at the Annual Meeting of Stockholders of Itel to be held on Thursday, May 4, 1995, at 10:00 a.m., in the Market Room, upper lobby, at 30 South Wacker Drive, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of Itel may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by Itel. Itel may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, Itel has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of Itel ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to Itel (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, IN FAVOR OF Proposal 1 to approve the Management Incentive Plan, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to Itel prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 17, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 17, 1995, 28,558,116 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the affirmative vote of the majority of the shares represented at the meeting will be required for the election of Directors, approval of the Management Incentive Plan, and any other matters brought before the meeting. As a result, shares represented at the meeting and entitled to vote for Directors, but which abstain from voting or withhold votes, will in effect be counted against the election of Directors and, unless such abstention is by virtue of a "broker non-vote," against the approval of Proposal 1 to approve the Management Incentive Plan.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom, except for Sir James Blyth, presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of Itel's by-laws. The current number of directors has been set by the Board at eleven.

     The following table sets forth the name and age as of March 17, 1995 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                              PRESENT PRINCIPAL OCCUPATION OR
                                            EMPLOYMENT; MATERIAL POSITIONS HELD
NAME AND AGE                                      DURING PAST FIVE YEARS
- ------------                 -------------------------------------------------------------------
Sir James Blyth, 54........ Deputy Chairman and Chief Executive Officer since 1987 of The Boots
                            Company, a diversified company engaged in manufacturing,
                            retailing and real estate; A Governor of London Business School;
                            Chairman of the Prime Minister's Advisory Panel on the Citizen's
                            Charter.

Bernard F. Brennan, 56..... Director of Itel since 1988; Chairman and Chief Executive Officer since 1988 and President and Chief Executive Officer from 1985 to
                            1988 of Montgomery Ward & Co., a retailer; Director of ANTEC
                            Corporation.

Rod F. Dammeyer, 54........ Director and President since 1985, and Chief Executive Officer since 1993 of Itel; President and Chief Executive Officer since
                            1994 and director since 1992 of Great American Management &
                            Investment, Inc., a diversified manufacturing company; Director of Lomas Financial Corporation, ANTEC Corporation, The Vigoro
                            Corporation, Falcon Building Products, Inc., Capsure Holdings
                            Corp., Jacor Communications, Inc., Revco D.S., Inc., and Santa Fe
                            Energy Resources, Inc.; and Trustee of Van Kampen Merritt
                            closed-end mutual funds and series trust. Also see note below.

Robert E. Fowler, Jr., 59.. Director of Itel since February 1995; Director and President since
                            1993 and Chief Executive Officer since 1994 of The Vigoro
                            Corporation, a manufacturer and distributor of potash,
                            nitrogen-based fertilizer and related products; Chief Executive
                            Officer from 1991 to 1995 of BCC Industrial Services, Inc., an operational consulting company; Chief Executive Officer from 1987 to 1990 of Joseph Office Products, an office products and space planning firm; Director of Allistra Corporation and Manville
                            Corporation.

F. Philip Handy, 50........ Director of Itel since 1986; President of Winter Park Capital
                            Company, a private investment firm, since 1980; Director of Great
                            American Management and Investment, Inc., Banca Quadrum, S.A.,
                            and Jacor Communications, Inc.

Melvyn N. Klein, 53........ Director of Itel since 1985; Owner and President of JAKK Holding
                            Corporation, which is a General Partner of the investment
                            partnership GKH Partners, L.P., since 1987; Attorney and
                            counselor-at-law since 1968; A Principal at Questor Management
                            Company since January 1995; Director of Santa Fe Energy
                            Resources, Inc., Savoy Pictures Entertainment, Inc. and Bayou
                            Steel Corporation. Also see note below.

                                            PRESENT PRINCIPAL OCCUPATION OR
                                          EMPLOYMENT; MATERIAL POSITIONS HELD
NAME AND AGE                                    DURING PAST FIVE YEARS
- ----------------          -------------------------------------------------------------------
John R. Petty, 64.........  Director of Itel since 1988; Chairman of Czech and Slovak American
                            Enterprise Fund, a not-for-profit private organization established and funded by the U.S. Government, since 1991; Chairman of Nippon
                            Credit Trust Company, a bank, since 1990; Private investor since
                            1988; Chairman and Chief Executive Officer of Marine Midland
                            Banks, Inc. from 1983 to 1988; Director of ANTEC Corporation.

John A. Pigott, 63........  Director of Itel since 1987; Consultant since 1994, Vice Chairman from 1992 to 1994 and President and Chief Executive Officer from
                            1987 to 1992 of Anixter Inc., a subsidiary of Itel engaged in the distribution of wiring systems products.

Sheli Z. Rosenberg, 53....  Director of Itel since 1990; President of the law firm Rosenberg &
                            Liebentritt, P.C.; President and Chief Executive Officer since 1994 of Equity Group Investments, Inc. and its subsidiary Equity
                            Financial and Management Company, both real estate investment firms, and executive officer and director for more than the past five years of these companies and Great American Management and
                            Investment, Inc., a diversified manufacturing company; Director of Capsure Holdings Corp., Falcon Building Products, Inc., The
                            Vigoro Corporation, American Classic Voyages Co., Revco D.S.,
                            Inc. and Jacor Communications, Inc.; Co-Chairman of the Board of
                            Directors of CFI Industries, Inc.; Trustee of Equity Residential
                            Properties Trust; Executive officer and director until October 4,
                            1991 of Madison Management Group, Inc. which filed a petition under the Federal bankruptcy laws in November 1991; Vice
                            President of First Capital Benefit Administrators, Inc. which filed a petition under the federal bankruptcy laws in January
                            1995. Also see note below.

Stuart M. Sloan, 51.......  Director of Itel since 1994; Chairman since 1986 and Chief
                            Executive Officer since 1991 of Quality Food Centers, Inc., a supermarket chain; Chief Executive Officer from 1987 to 1991 and
                            Chairman from 1990 to 1992 of Egghead, Inc., a personal computer software reseller; A Principal since 1984 of Sloan Capital
                            Companies, a private investment company; Director of Seafirst
                            Bank and Seafirst Corporation.

Samuel Zell, 53...........  Director since 1984, Chairman of the Board of Directors since 1985, and Chief Executive Officer from 1985 to 1993 of Itel; Chairman of the Board for more than the past five years and President from
                            1990 to 1994 of Great American Management and Investment Inc., a
                            diversified manufacturing company, and Equity Group Investments,
                            Inc. and its subsidiary Equity Financial and Management Company, both real estate investment firms; Chairman of the Board and
                            Chief Executive Officer since 1987 of Capsure Holdings Corp.;
                            Chairman of the Board of Directors and Chief Executive Officer
                            since March 1995 of Manufactured Home Communities, Inc.; Chairman
                            or Co-Chairman of the Board of Directors of Falcon Building
                            Products, Inc., Broadway Stores, Inc., Revco D.S., Inc. and
                            American Classic Voyages Co.; Director of Jacor Communications,
                            Inc., Sealey Corporation and The Vigoro Corporation; Chairman of
                            The Trustees of Equity Residential Properties Trust; Executive
                            officer and director until October 4, 1991 of Madison Management
                            Group, Inc. which filed a petition under the Federal bankruptcy laws in November 1991. Also see note below.

- ---------------
     NOTE: Itel owns 8,064,005 shares of common stock of Santa Fe Energy Resources, Inc. ("SFR"). According to a Schedule 13D filed by HC Associates, a Delaware general partnership ("HC"), on January 8, 1993 ("HC 13D"), HC owns 10,211,078 shares of common stock of SFR. The HC 13D states (a) the Zell,

Chilmark Fund, L.P., ("Zell/Chilmark") has a 49.044606% partnership interest in HC, (b) the sole general partner of Zell/Chilmark is ZC Limited Partnership, an Illinois limited partnership ("ZC Limited"), (c) the sole general partner of ZC Limited is ZC Partnership, a Delaware general partnership ("ZC"), (d) ZC's partners include ZC, Inc., an Illinois corporation("ZCI"), and (e) the Samuel Zell Revocable Trust under trust agreement dated 1/17/90 is the sole shareholder of ZCI. Samuel Zell is the sole trustee and beneficiary of the Samuel Zell Revocable Trust. Rod Dammeyer, Sheli Rosenberg and James Knox, Senior Vice President, General Counsel and Secretary of Itel are general partners of COP Seniors General Partnership, an Illinois general partnership, which is a general partner of COP General Partnership, an Illinois general partnership, which is a limited partner of ZC Limited. The HC 13D further states (a) GKH Investments, L.P. has a 47.257861% partnership interest in HC and GKH Partners, L.P., as nominee for GKH Private Limited, has a 1.786745% partnership interest in HC, (b) the sole general partner of GKH Investments, L.P., a Delaware limited partnership, is GKH Partners, L.P., a Delaware limited partnership, ("GKH"), (c) the general partners of GKH include JAKK Holding Corp., a Nevada corporation ("JAKK"), and HGM Associates Limited Partnership, an Illinois limited partnership ("HGMLP"), (d) the sole director, stockholder and principal officer of JAKK is Melvyn N. Klein, (e) the sole general partner of HGMLP is HGM Corporation, a Nevada corporation ("HGM"), and (f) all the stock of HGM is owned by a trust, the beneficiaries of which are lineal descendants of Nicholas J. Pritzker (deceased) and certain of their current and former spouses. Also see "Security Ownership of Principal Stockholders."

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Haynes (Chairman), Jacobson and Petty, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held three meetings in 1994.

     The Compensation Committee, currently consisting of Messrs. Brennan (Chairman) and Handy and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held one meeting in 1994.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chairman), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee held one meeting in 1994.

     The Board of Directors held five meetings in 1994. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company and an individual who ceased to be an executive officer of the Company in 1994 but whose compensation, including severance, would have placed him in this group.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                        COMPENSATION AWARDS
                                                                    ---------------------------
                                        ANNUAL COMPENSATION         RESTRICTED       SECURITIES
                                    ---------------------------       STOCK          UNDERLYING       ALL OTHER
NAME &                                      SALARY       BONUS         AWARDS          OPTIONS        COMPENSATION
PRINCIPAL POSITION                   YEAR    ($)         ($)           ($)              (#)              ($)
- ----------------------------------  -----  -------     --------     ----------       ----------      ------------
Rod Dammeyer......................   1994  630,500(1)   656,250      2,520,000(3)      150,000          114,890(7)
  President & Chief                  1993  685,750(1)   675,000                                          99,324
  Executive Officer                  1992  655,000      491,250                        200,000           97,911

Samuel Zell.......................   1994  250,000      210,000      2,520,000(3)                        53,239(7)
  Chairman                           1993  350,000      262,500                                          53,042
                                     1992  655,000      491,250                        100,000           53,020

Gary Hill(2)......................   1994  169,667(2)    72,333                                         777,109(7)
  Sr. V.P.-Finance                   1993  248,000      185,000                                          30,024
                                     1992  240,000      150,000        120,000(4)       50,000           30,548

James Knox........................   1994  320,000                                      30,000           56,581(7)
  Sr. V.P. Gen.                      1993  309,000                                                       78,924
  Counsel & Sec.                     1992  325,000      200,000        225,000(4)       50,000           58,608

John McNicholas...................   1994  140,000       73,500                                          14,842(7)
  V.P.-Controller                    1993  132,000       50,000                                          13,856
                                     1992  124,000       46,500        215,500(4)(5)                     63,055

Don Civgin........................   1994  140,000       73,500        171,750(6)                        12,174(7)
  V.P.-Treasurer                     1993  119,000       48,000         67,500(4)                        10,384
                                     1992  115,000       35,000                                          60,075
- -----------------------------------------------------------------------------------------------------------------

- ---------------
1. Salary shown for 1993 and 1994 includes $10,750 and $5,500, respectively, paid by ANTEC Corporation, during period ending May 26, 1994 it was 53% owned by the Company, for Mr. Dammeyer's services as a director of ANTEC.

2. Mr. Hill's employment terminated on July 31, 1994. Salary shown for 1994 includes $25,000 in consulting payments.

3. Value of 70,000 shares of Common Stock on date of grant, January 25, 1995, awarded for role in the sale of the Company's interest in Railcar Trust No. 1992-1 over the period 1993-94. The shares vest each December 31 beginning December 31, 1995 to the extent that they can vest without causing the application of the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code provided that any shares not vested by the third anniversary of the grant shall be vested at that time. Subject to forfeiture for nonvesting, grantee will be entitled to any dividends declared on the Company's stock.

4. Except as indicated in Note 5 below, this amount is not for stock of the Company or any subsidiary. It represents stock in a corporation ("RSC") owned entirely by certain employees or former employees to which the Company made a net contribution of approximately $1.5 million in connection with a 1992 railcar leasing and financing transaction. Messrs. Knox, Hill, McNicholas and Civgin received shares representing 15%, 8%, 4.5%, and 4.5%, respectively, of RSC. These percentages have been applied to the net contribution made by the Company and its subsidiary to determine the amounts of $225,000, $120,000, $67,500 and $67,500 included in the above table for Messrs. Knox, Hill, McNicholas and Civgin, respectively. It is estimated by the Company that at December 31, 1994, the RSC stock of Messrs. Knox, Hill, McNicholas and Civgin had a value of approximately $600,000, $320,000, $180,000, and $180,000, respectively. These values represent amounts for which this stock was sold to the Company in March 1995.

5. Includes $148,000 for value of 8,000 shares of Common Stock on date of grant, September 1, 1992, which shares vested in their entirety on December 31, 1994 and had a value of $277,000 on that date. Subject to forfeiture for nonvesting, Mr. McNicholas would have been entitled to any dividends declared on the Company's stock.

6. Value of 6,000 shares of Common Stock on date of grant, January 27, 1994, which shares vested in their entirety on December 31, 1994 and had a value of $207,750 on that date. Subject to forfeiture for nonvesting, Mr. Civgin would have been entitled to any dividends declared on the Company's stock.

7. Includes contributions to Employees Capital Accumulation Plan and unfunded accruals covering contributions which were not made because of limitations imposed by Internal Revenue Code and the portion of the interest in excess of 4.79% accrued during 1994 on these unfunded accruals of $62,345, $16,493, $18,843, $8,146 and $7,971 on behalf of Messrs. Dammeyer, Knox, Hill, McNicholas and Civgin, respectively. Includes premiums (less amounts reimbursed by insured) paid by the Company on split-dollar life insurance policies which will be awarded to the insured upon their retirement or earlier in certain circumstances of $53,239, $52,545, $27,326, $14,266,
   $6,696 and $4,203 on behalf of Messrs. Zell, Dammeyer, Knox, Hill, McNicholas, and Civgin respectively. Includes $12,762 for the portion of the interest contingently accrued during 1994 on contingent severance compensation provided for Mr. Knox due to the use of an annual rate of interest above 6.96%, but does not include any payments to which Messrs. Knox, McNicholas and Civgin may be entitled under the severance arrangements described under heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Includes severance payments of $744,000 for Mr. Hill.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                        FOR OPTION TERM
                                -------------------------                              ---------------------------
                                NUMBER OF     % OF TOTAL                                  5%($)          10%($)
                                SECURITIES     OPTIONS                                   (ASSUMES       (ASSUMES
                                UNDERLYING    GRANTED TO                               $46.63 PRICE   $74.25 PRICE
                                 OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE       AT END OF      AT END OF
                                 GRANTED        FISCAL      BASE PRICE        OF            10             10
NAME                             (#)(1)         YEAR(2)        ($/SH)      EXPIRATION     YEARS(3)      YEARS)(4)
- ----                            ----------   ------------   -----------   ----------   ------------   ------------
Rod Dammeyer..................    150,000      82%             28.625       1/27/04      2,700,750      6,843,750
James Knox....................     30,000      16%             28.625       1/27/04        540,150      1,368,750

- ---------------

(1) One-third of options become exercisable on each anniversary of grant, beginning January 27, 1995.
(2) Does not reflect options granted under Employee Stock Purchase Plan in which Messrs. Dammeyer and Knox cannot participate or options to purchase their stock granted by subsidiaries to their employees.
(3) These numbers are for presentation purposes only and are not predictions of future stock prices. To achieve these results the aggregate market value of the Company's common stock would have to increase by $598 million (based on number of shares outstanding at date of grant).
(4) These numbers are for presentation purposes only and are not predictions of future stock prices. To achieve these results the aggregate market value of the Company's common stock would have to increase by $1.516 billion (based on number of shares outstanding at date of grant).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                             VALUE OF
                                                              NUMBER OF SECURITIES         UNEXERCISED
                                                                   UNDERLYING              IN-THE-MONEY
                                                              UNEXERCISED OPTIONS           OPTIONS AT
                                  SHARES          VALUE           AT FY-END(#)              FY-END($)
                               ACQUIRED ON       REALIZED         EXERCISABLE/             EXERCISABLE/
NAME                           EXERCISE(#)         ($)           UNEXERCISABLE            UNEXERCISABLE
- ----                           ------------     ----------    --------------------     --------------------
Rod Dammeyer...............       100,000        2,186,750         109,934/216,666      1,542,234/1,993,322
Samuel Zell................       643,000        8,403,780          33,333/33,334         546,661/546,678
Gary Hill..................        57,700          953,481           1,000/0               16,400/0
James Knox.................        52,374        1,099,039         162,859/46,667       2,618,252/453,339
John McNicholas............         3,334           64,805               0/0                    0/0
Don Civgin.................         2,334           44,054               0/0                    0/0

                               PENSION PLAN TABLE

                                                ESTIMATED ANNUAL BENEFITS

REMUNERATION                                        YEARS OF SERVICE
  ON WHICH       ---------------------------------------------------------------------------------------
BENEFITS ARE
   BASED             5           10           15           20           25           30           35
- ------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------
 $  400,000       $ 66,667     $133,333     $200,000     $200,000     $200,000     $200,000     $200,000
    600,000        100,000      200,000      300,000      300,000      300,000      300,000      300,000
    800,000        133,333      266,667      400,000      400,000      400,000      400,000      400,000
  1,000,000        166,667      333,333      500,000      500,000      500,000      500,000      500,000
  1,200,000        200,000      400,000      600,000      600,000      600,000      600,000      600,000
  1,400,000        233,333      466,667      700,000      700,000      700,000      700,000      700,000
  1,600,000        266,666      533,333      800,000      800,000      800,000      800,000      800,000

     Above amounts are annual straight-line annuity amounts (which are not reduced for Social Security benefits) payable upon retirement at age 65 under the Company's funded defined benefit pension plan and an unfunded supplementary defined benefit pension plan for Messrs. Zell, Dammeyer, Knox and Hill. Mr. Zell has ten years, Messrs. Dammeyer and Knox have and Mr. Hill had nine years of service. As agreed Mr. Hill's period of service was increased by two additional years when his position was eliminated. It has been agreed that Mr. Knox's period of service will be similarly increased in such event or in the event of his retirement after age 60 or in certain other limited circumstances. Contingent severance compensation payable to Mr. Knox upon his retirement after age 60, or earlier in certain circumstances, is not included in the above amounts. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Remuneration for purposes of the above table is based on one-third of highest salary and bonus paid during any 36 consecutive month period within 5 years of termination of service, except in Mr. Knox's case it has been agreed that such compensation for any period after October 1992 shall be deemed to be at $600,000 per year and in Mr. Dammeyer case that his remuneration shall be deemed to be $1,100,000. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1994 will be the salary shown in the summary compensation table for 1994 and the bonus shown in that table for 1993.

     Messrs. McNicholas and Civgin are covered by funded and unfunded defined benefit plans which together provide an annual straight life annuity benefit (not reduced for social security) payable at age 65 determined as follows: for service prior to 1994, one percent of salary and regular annual bonus ("remuneration") during each year of service plus one percent of remuneration in excess of maximum social security taxable wage base (the "social security base") for each year prior to 1989 and three-fourths of one percent (which is reduced for retirement prior to applicable social security normal retirement age) of remuneration in excess of the employee's average social security base for each such year after 1988; and for each year of service after 1993 (up to a maximum of 30 years), .65% of highest annual remuneration during any consecutive 60 months of last 120 months of employment ("final average salary") up to an amount equal to average annual social security base and 1.3% of final average salary in excess of this base. The estimated annual straight life annuity benefit payable under these plans at age 65 to Mr. Civgin is $81,000, and to Mr. McNicholas is $73,000, assuming their continued employment with the Company until age 65 at current compensation and no change in the social security base.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $18,000 plus fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. These directors are also reimbursed for any expenses they incur in attending meetings. Each non-employee director is granted each August 1 an option to purchase 5,000 shares of Common Stock for the average closing price for the ten trading days preceding the date of grant. Directors who are also employees of Itel do not receive annual retainers, meeting fees or option grants under this plan. Prior to the implementation of this plan in 1991, directors were granted warrants similar to the options granted under the plan. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these warrants.

     Messrs. Brennan, Dammeyer and Petty also serve as directors of ANTEC Corporation, which until May 26, 1994 was 53% (now 30%) owned by the Company. They, like the other non-employee directors of ANTEC, are paid annual retainers of $18,000 plus fees of $1,000 for each board meeting attended, $750 for each committee meeting attended and a $2,500 annual retainer for committee chairpersons. Pursuant to the ANTEC Director Stock Option Plan, they each are granted each January 1, an option to purchase 2,500 shares of ANTEC Common Stock for the average closing price for the ten trading days preceding the date of grant.

     Mr. Pigott has been retained by a subsidiary of the Company as a consultant for the period 1994-96 at the rate of $100,000 a year.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Dammeyer was employed through 1994 pursuant to a contract which expired at the end of 1994. A new agreement provides for the continuation of his employment through 2000 subject to earlier termination by either party on two years' notice. The new agreement provides for an annual salary of $395,000, annual incentive awards of 50% to 112.5% of salary, with a target of 75% of salary, such long-term incentives as the Compensation Committee in its good faith judgment shall grant, and long-term disability and life insurance coverage based on a deemed salary of $625,000 per year. If Mr. Dammeyer's employment should be terminated by the Company prior to the expiration of the new agreement or should thereafter terminate for any reason, he would be vested in his pension and life insurance policy benefits, and his stock options would be vested and exercisable for the periods of their full terms or two years, whichever is earlier. Mr. Dammeyer is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company or exceed his activities for the Company.

     The Company and Mr. Knox have an agreement that if his employment is terminated by the Company he will be paid compensation equal to two years at the rate of his target compensation at the time of the agreement ($495,000 per year) plus an amount equivalent to interest on that sum at a rate equal to the Company's average cost of borrowed funds, will be provided medical and term life insurance benefits for this period, and will be vested in his pension and life insurance policy benefits and his stock options, and will be provided an extended period for the exercise of those options. A reduction in Mr. Knox's salary in certain circumstances or his retirement after age 60 will trigger these benefits as well. Mr. Knox is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     Mr. Hill was covered by a retention plan which provided a severance payment of $744,000 and vested his pension and life insurance policy benefits. Messrs. Civgin and McNicholas are covered by a severance plan which provides for severance payments of salary and targeted bonus for a period of one month for each $10,000 of base salary and 1/4 of one month for each year of service, the vesting of their life insurance policy benefits and for continuation of their medical and term life insurance benefits during this period. Each of them has agreed to consult with the Company for a five year period about matters on which they previously worked for $30,000 a year.

     A change-in-control of the Company as defined in the Company's unfunded supplementary defined benefit pension plan (generally the acquisition of more than 20% of the voting power of the Company's securities by a person not currently having such power) would vest the remainder of pensions provided by that plan for Messrs. Zell, Dammeyer and Knox. See "Executive Compensation--Pension Plan Table" for this and other contractual provisions relating to pensions.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     For 1994 the members of the Compensation Committee of the Board of Directors were Bernard Brennan, Chairman of the Committee, Sheli Rosenberg and
F. Philip Handy.

     Information about transactions between the Company and affiliates or associates of Mrs. Rosenberg is set forth below.

     In 1994, the following relationships existed: Rod Dammeyer, President of Itel, was a member of the Compensation Committee of the Board of Directors of Capsure Holdings Corp., Samuel Zell, Chairman of Itel, was a director of that company, and Sheli Rosenberg was an executive officer of that company; Mr. Dammeyer was a member of the Compensation Committee of the Board of Directors of Eagle Industries, Inc., and a member of a special committee of the Board of Directors of Falcon Buildings Products, Inc which acted upon stock options and Mr. Zell was a director and executive officer of those companies; Mr. Zell and Mrs. Rosenberg were members of the Compensation Committee of the Board of Directors of Great American Management and Investment, Inc., Mr. Dammeyer was an executive officer and a director of that company, and Mr. Zell and Mrs. Rosenberg were executive officers of that company; Mr. Zell was a member of the Compensation Committee of the Board of Directors of American Classic Voyages Co., and Mrs. Rosenberg was a director and executive officer of that company; and Mr. Zell and Mrs. Rosenberg also served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg and/or Mr. Zell.

     The Company rents office space under leases expiring as late as 1998 from, and shares certain services with, affiliates or associates of Mr. Zell and Mrs. Rosenberg. The net amounts paid by the Company in 1994 for these matters were $3,096,000 for rent and improvements, $45,000 for legal services from Rosenberg & Liebentritt, P.C., and $132,000 for all other services. The Company believes that these transactions and allocations (which are based on usage) were at market rates or below.

     As part of its ongoing program to repurchase its shares, the Company has purchased and is continuing to purchase shares of its Common Stock from Mr. Zell and affiliates of Mr. Zell and Mrs. Rosenberg. These purchases are at market or the average price paid by the Company for shares purchased in the public market that day and are proportional in amount to the shares being purchased from others at that time. 1,427,833 shares were so purchased in 1994 for a total of $45,326,130.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. While the Committee has from time to time reviewed the compensation practices of public companies (of all sizes and industries without limitation to the companies included in the published industry index used in the "Performance Graph"), the determination that current compensation of executive officers is consistent with this policy is subjective.

     The 1994 salary and bonus opportunity for the Chief Executive Officer were set by his employment agreement entered into in January 1992 and amended in January 1994. His agreed salary was $625,000 (reduced to $395,000 effective January 1, 1995 pursuant to a new agreement executed in 1995 to recognize his less than full time responsibilities). His agreed bonus opportunity was 50% to 112.5% of base salary, with a target of 75%. The Committee determined at the beginning of 1994 that for 1994 this bonus would be determined 40% by the results of Anixter Inc., 30% by the results of ANTEC Corporation, and 30% by the monetization of specified assets. The components based on Anixter's and ANTEC's results provided for achievement of target upon reaching budgeted operating earnings, pretax earnings and return on capital. These subcomponents were weighted equally. The component based on monetization of assets provided for achievement of target upon achieving a specified sum.

     The Chief Executive Officer was awarded an incentive award of $656,250 for 1994. This represents 140% of his target bonus of 75% of his base salary. This award was attributable to each financial objective being exceeded.

     The target annual bonus opportunities for 1994 for the other executive officers (other than Mr. Knox who does not participate in the incentive awards) were set at the beginning of the year at percentages of salary, ranging from 60% for the highest level officer to 30% for the lowest level, in the same manner as the other components of compensation were determined as described above. Each of these bonus opportunities were dependent on achievement of the 1994 financial objectives described above. Because each of these financial objectives was exceeded, the 1994 incentive awards exceeded target in the case of each officer. Mr. Hill's incentive award was set at target because of his mid-year departure.

     Option grants at twice the usual annual level were made in 1994 to the Chief Executive Officer and Mr. Knox and at the usual annual level to another executive officer. The multiple year grants were made because of the intention of the Committee not to consider these optionees for further grants until 1996. At the time of such grants, the targets for annual grants (without consideration of previous grants) were determined for each officer by taking a percentage of salary and dividing that amount by the value per share on the date of grant. The percentages for the Chief Executive Officer and the other executive officers were set by the Committee in the same manner as other components of compensation were determined as described above. In lieu of stock options, Mr. Civgin was granted shares of restricted stock at the level granted other executive officers in 1992. These restricted shares were believed by the Committee to have a value equal to approximately the value of the options these officers would otherwise be granted over a three year period. These grants were made to provide more incentive than options would provide for these officers to stay with the Company through the changes it was completing.

     In connection with the sale of the Company's interest in Railcar Trust No. 1992-1 over the period 1993-94, the Committee awarded Messrs. Dammeyer and Zell each 70,000 restricted shares of Common Stock. In making those awards the Committee considered the profitability of this particular transaction, the role of the grantees in the beneficial transactions of the Company which had preceded these transactions, the compensation which the grantees and other executives of the Company had received during this entire period, and the fees and awards received over the past few years by others in connection with similar large transactions.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual bonus awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner. Depending on the market value of the Common Stock and the level of their compensation on the vesting dates, a portion of the value of the restricted shares of Messrs. Dammeyer and Zell vesting in 1998 may be nondeductible because of this limitation.

Bernard F. Brennan, Chairman
Sheli Z. Rosenberg
F. Philip Handy

                               PERFORMANCE GRAPHS

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a published industry index as required by the rules of the Securities and Exchange Commission. Also provided is a graph comparing total shareholder return on the Company's Common Stock with the broad equity market index for the years since 1984 to reflect the time current management has been in place. (The industry index being utilized by the Company is not available for the earlier years.)

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD                                          S&P MISCEL-
    (FISCAL YEAR COVERED)          ITEL CORP       S & P 500        LANEOUS
1989                                    100.00          100.00          100.00
1990                                     43.75           96.89           97.74
1991                                     85.80          126.42          123.30
1992                                    103.98          136.05          137.86
1993                                    127.27          149.76          158.66
1994                                    157.39          151.74          163.87

                COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          ITEL CORP        S&P 500
1984                                    100.00          100.00
1985                                    185.71          131.73
1986                                    254.76          156.32
1987                                    335.71          164.53
1988                                    350.00          191.85
1989                                    419.05          252.64
1990                                    183.33          244.79
1991                                    359.51          319.37
1992                                    435.70          343.71
1993                                    533.29          378.35
1994                                    659.47          383.35

* ASSUMES $100 INVESTED AT END OF FIRST YEAR AND ANY DIVIDENDS REINVESTED. COMPANIES CURRENTLY IN THE S&P MISCELLANEOUS INDEX ARE AIR TOUCH COMMUNICATIONS; AMERICAN GREETINGS CORP.; CORNING INC.; DIAL CORP.; HARCOURT GENERAL INC.; HARRIS CORP.; JOSTENS, INC.; MINNESOTA MINING & MFG. CO.; PIONEER HI-BRED INTERNATIONAL, INC.; TRW INC.; WHITMAN CORP.

                     SECTION 16(A) REPORTING DELINQUENCIES

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of or transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that a report required to be filed by Mr. Sloan upon becoming a director and a report to be filed by Harold Haynes, a director, on the acquisition and disposition of Common Stock were filed late.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 17, 1995, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director or nominee for director of Itel, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                 STOCK
                                                                OPTIONS                   PERCENT
                                                   COMMON         AND                      OF
                                                    STOCK       WARRANTS(2)   TOTAL       CLASS
                                                  ---------     -------     ---------     ----
Name of Beneficial Owner(1)
  Sir James Blyth...............................
  Bernard F. Brennan............................      5,000      25,000        30,000      *
  Rod F. Dammeyer...............................    119,483      69,934       189,417      *
  Robert E. Fowler, Jr..........................
  F. Phillip Handy..............................     42,200(3)   45,000        87,200      *
  Harold Haynes.................................                 40,000        40,000      *
  Jerome Jacobson...............................                 40,000        40,000      *
  Melvyn N. Klein...............................      2,500(4)   55,000        57,500      *
  John R. Petty.................................                 35,000        35,000      *
  John A. Pigott................................      2,000       5,000         7,000      *
  Sheli Z. Rosenberg............................     27,641(5)   10,000        37,641(5)   *
  Samuel Zell...................................  7,233,704(6)   33,333     7,267,037(6)  25.4(7)
  James E. Knox.................................     11,096     172,859       183,955      *
  Gary M. Hill..................................        100                       100      *
  John P. McNicholas............................        500                       500      *
  Don Civgin....................................
  All directors and executive officers as a
  group including the above-named
  persons.......................................  7,449,224     531,904     7,981,128     27.4(7)

- ---------------

* Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) The amounts shown in this column reflect shares of Common Stock subject to warrants and stock options granted to officers and directors under the 1983, 1987, 1989 and 1992 Stock Plans that are exercisable within 60 days of the date of this table.

(3) Includes 9,700 shares held in trust for Mr. Handy's minor children and of which Mr. Handy disclaims beneficial ownership.

(4) Includes 2,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

(5) Mrs. Rosenberg is a co-trustee of the trust described in "Security Ownership of Principal Stockholders" below and by reason thereof may be deemed to be the beneficial owner of 7,126,120 shares of Common Stock held by that trust and of the Common Stock held by the partnerships described in note (6) below of which that trust is one of two general partners. Mrs. Rosenberg disclaims any beneficial ownership of the shares of Common Stock held by such trust and its partnerships.

(6) All but 70,000 of the shares of Common Stock shown in this table are owned by partnerships of which a trust of which Mr. Zell is the trustee and beneficiary is one of two general partners or managing general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of all of these shares of Common Stock.

(7) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 18, 1994 with respect to each person who is known by the management of Itel to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

                                                              AMOUNT AND
                                                              NATURE OF               PERCENT
   TITLE                      NAME AND ADDRESS OF             BENEFICIAL               OF
  OF CLASS                     BENEFICIAL OWNER               OWNERSHIP               CLASS
- ------------        ---------------------------------------  ------------             -----
  Common            Riverside Partners                       5,616,917(1)             25.8%(6)
                    SZRL Investments                         1,446,787(1)
                    Equity Holdings                            100,000(1)
                    Robert H. and
                    Ann Lurie Trust                             62,416(1)
                    Sheli Z. Rosenberg                          37,641(1)
                    Samuel Zell                                103,333(1)
                    Two North Riverside Plaza
                    Suite 600
                    Chicago, Illinois 60606

  Common            TIG Partners, L.P.                       2,777,000(2)              9.7%
                    200 West Madison Street
                    Suite 3800
                    Chicago, Illinois 60606

  Common            The Equitable Companies Incorporated     1,808,367(3)              6.3%
                    787 Seventh Avenue
                    New York, New York 10019

  Common            Dietche & Field Advisers, Inc.           3,607,500(4)             12.6%
                    437 Madison Avenue
                    New York, New York 10022

  Common            FMR Corp.                                3,344,200(5)             11.7%
                    82 Devonshire Street
                    Boston, Mass. 02109

- ---------------
(1) Riverside Partners, SZRL Investments and Equity Holdings are partnerships, the general partners or managing general partners of which are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samuel Zell is the beneficiary and trustee of the Samuel Zell Revocable Trust. Mrs. Lurie is the beneficiary and Mmes. Lurie and Rosenberg are the co-trustees of the Robert H. and Ann Lurie Trust. As a result, Mr. Zell and Mmes. Lurie and Rosenberg may be deemed to be the beneficial owners of the shares of Common Stock held by Riverside Partners, SZRL Investments and Equity Holdings. Mr. Zell and Mmes. Lurie and Rosenberg disclaim beneficial ownership of the stock owned by Riverside Partners, SZRL Investments and Equity Holdings and Mrs. Rosenberg disclaims beneficial ownership of the Common Stock held by the Robert H. and Ann Lurie Trust. The amounts shown include 43,333 shares obtainable within 60 days of the date of this table by the exercise of options. Substantially all of the shares owned by Riverside Partners, SZRL Investments and Equity Holdings are pledged to various financial institutions as collateral for loans to these entities. Under the various loan agreements, the pledgees cannot vote or exercise any ownership rights relating to the pledged shares or warrants unless there is an event of default.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G filed by The Equitable Companies Incorporated ("Equitable"), on behalf of its subsidiaries and Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe Assurance Mutuelle, and AXA, all French companies directly or indirectly owning stock of Equitable, Equitable and its subsidiaries (each of which makes independent voting and investment decisions) may be deemed, as of December 31, 1994, to have sole voting power for 1,804,417 shares, sole investment power for 1,808,217 shares and shared investment power for 150 shares.

(4) According to a Schedule 13G, dated January 19, 1995, Dietche & Field Advisors, Inc. has only sole voting power for these shares.

(5) According to a Schedule 13G as of December 31, 1994, FMR Corp. has sole voting power for 67,400 shares and sole investment power for 3,344,200 shares.

(6) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and affiliates or associates of Samuel Zell, chairman and director, and Sheli Rosenberg, director, see "Compensation Committee Interlocks and Insider Participation."

     For a description of transactions between the Company and Mr. Pigott, a director, see "Compensation of Directors."

     Mr. Knox, Senior Vice President, General Counsel and Secretary of Itel, is a partner in the law firm of Mayer, Brown & Platt. The Company has retained and intends to continue to retain Mayer, Brown & Platt to perform certain legal services for the Company. Amounts paid in 1994 for these services were $664,000. In connection with the sale of the Company's investment in Servicios Financieros Quadrum, S.A. and Q-Tel, S.A. de C.V. ("Q-Tel"), Mr. Knox in October 1994 purchased, at the same price per share as that paid by the other investors who bought the remaining 90% of the Q-Tel shares being sold by the Company, 1,100,000 shares of Q-Tel for $122,400. The determination of the price and the ultimate purchasers for the Q-Tel shares was made by Q-Tel within the context of the total transaction for the sale of Itel's investments in both companies for $4.9 million to Q-Tel and its designees.

     In July 1994, the Company paid Railcar Services Corporation ("RSC") $1 million for the agreement of RSC that the Company could sell the Company's interest in Railcar Trust No. 1992-1 notwithstanding its partnership agreement with RSC that prohibited such a sale. In March 1995, in a transaction in which the Company was represented by its Chief Executive Officer, the Company purchased RSC, the assets of which included a 1% interest in Railcar Trust No. 1992-1 and approximately $2.1 million in cash equivalents, including the $1 million previously received from the Company, for a total purchase price of $4,000,000, including $600,000, $320,000, $180,000, $180,000 and $120,000 paid to Messrs. Knox, Hill, Civgin, McNicholas and Meno, respectively, for their interest in RSC.

     For a description of the ownership of shares of Santa Fe Energy Resources, Inc. by the Company and a partnership in which certain directors and officers of the Company have an interest, see the Note to "Election of Directors."

                                   PROPOSAL 1
                             APPROVAL OF MANAGEMENT
                                 INCENTIVE PLAN

     For the past several years, executive officers of the Company have earned annual bonuses under a Management Incentive Plan (the "Plan") adopted each year by Compensation Committee (the "Committee") of the Board of Directors. The Committee has determined that the availability of the Plan for 1995 and subsequent years should be subject to the approval of the stockholders at this meeting so that the amounts paid pursuant to the Plan will not be subject to, or cause other compensation to be subject to, the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 (the "Act") on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.

     The purpose of the Plan is to provide annual awards to the executives of the Company for the achievement of the financial objectives of the Company each year. The Chairman, President and other key officers of the Company are designated each year as participants in the Plan by the Committee. The number of participants in the Plan will vary from year to year. In 1994 six officers participated in the Plan and in 1995 only two officers are expected to participate in the Plan for the full year. Each executive participating in the Plan is assigned a target by the Committee expressed as a percentage of that executive's annual salary. The targets may be from 100% to 20%. The actual awards may range from zero to 150% of the assigned target depending on the achievement of annual financial objectives established by the Committee during the first 90 days of each year.

     The financial objectives may be operating, pretax or net earnings of the Company, a subsidiary, a division or business unit thereof, or an other entity where there is a significant investment and opportunity to influence performance; return on capital, tangible or total, employed by any of these entities as measured by any of these earnings; or the realization of specified proceeds from specific dispositions or dispositions in general by any of these entities. Which of those measures are utilized and the percent of target earned by the levels of achievement of each financial objective, including the weighting of the measures if there are multiple objectives, are determined by the Committee when it establishes the financial objectives for the year. The measures and weighting utilized for 1994 are discussed above under "Compensation Committee Report on Executive Compensation."

     The Committee is to be comprised of "outside" directors as provided by the regulations under the Act. The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan and all actions taken by it and determinations made by it are binding on all persons. No Board or Committee member will be liable for any determination, decision or action made in good faith with respect to the Plan.

     The Committee may amend or terminate the Plan at any time, provided, however, that in no event can the Committee, after the period for establishing Objectives for a year, adjust for that year any Targets, Objectives, or the percent of Target earned by levels of achievement of each Objective in a manner that would increase the amount of compensation that would otherwise be payable absent such adjustment.

     No participant in the Plan may be paid an annual award of more than $750,000. Amounts earned under the Plan are determined and paid by the Committee as soon as practicable after the end of each year. The Committee may establish deferred arrangements for the payment of awards under the Plan and accrue interest on such deferred amounts at rates not to exceed 140% of the U.S. Treasury 10-year note rate in effect from time to time.

     The amounts which will be paid pursuant to the Plan for 1995 are not determinable at this time. Set forth below are the amounts paid under the Plan for 1994.

                  BENEFITS UNDER THE MANAGEMENT INCENTIVE PLAN
                FOR ACHIEVEMENT OF FINANCIAL OBJECTIVES IN 1994

                                                                     TARGET     % OF       DOLLAR
NAME & PRINCIPAL POSITION                                              %       TARGET      VALUE
- -------------------------                                            ------    ------    ----------
Rod Dammeyer......................................................      75%      140%    $  656,250
  President & Chief Executive Officer

Samuel Zell.......................................................      60%      140%       210,000
  Chairman

Gary Hill.........................................................      50%      100%        72,333
  Sr. V.P.-Finance(1)

James Knox........................................................      N/A       N/A           N/A
  Sr. V.P. Gen. Counsel & Secretary

John McNicholas...................................................      35%      150%        73,500
  V.P.-Controller

Don Civgin........................................................      35%      150%        73,500
  V.P.-Treasurer

Executive Group
  including the above.............................................                       $1,137,333

No other participants

- ---------------
(1) Award was based on target because of mid-year departure.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young as independent auditors of Itel for 1995. Ernst & Young (and predecessor firm) have audited Itel's financial statements since 1980. Representatives of Ernst & Young, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by Itel at its principal offices by December 2, 1995 in order to be considered for inclusion in Itel's Proxy Statement and Proxy relating to the 1996 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

March 31, 1995

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIG]

                                          JAMES E. KNOX, Secretary

                                                                                                                       Please mark
                                                                                                                 /X/    your votes
                                                                                                                         as this

                ------------------------
                 SHARES OF COMMON STOCK

                                                                                                      FOR       AGAINST      ABSTAIN
1. Election of the following                                    2. Proposal 1 -
   nominees as Directors:                                          Approval of Management Incentive  /  /       /  /         /  /
   Sir James Blyth, Brenard         FOR         WITHHOLD           Plan
   F. Brennan, Rod F. Dammeyer,  all nominees    AUTHORITY
   Robert E. Fowler, Jr.,                                       3. In their discretion, such other
   F. Phillip Handy, Melvyn          /  /           /  /           matters as properly may come
   N. Klein, John R. Petty,                                        before the meeting or at any
   John A. Pigott, Sheli Z.                                        adjournment(s) therefore.
   Rosenberg, Stuart M. Sloan
   and Samuel Zeli.
                                                                               PLEASE CHECK BOX IF YOU
   Withhold for the following only:                                       INTEND TO BE PRESENT AT MEETING                    /  /
   (Instruction: Write the name of the nominee(s) from
    whom you are withholding your vote in this space.)                         COMMENT/ADDRESS CHANGE
                                                                          Please mark this box if you have
                                                                           written comments/address change                   /  /
                                                                               on the reverse side.

                                                                    Dated:                                               ,  1995
                                                                           ----------------------------------------------

                                                                           ---------------------------------------------------------
                                                                                    (Signature of Stockholder)

                                                                           ---------------------------------------------------------
                                                                                    (Signature if held jointly)

                                                                    IMPORTANT: Please date this proxy and sign exactly as your name appears hereon.  If stock is held jointly, both holders should sign.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title.
                                                                    PLEASE MARK, SIGN DATE, AND RETURN THIS PROXY CARD PROMPTLY
                                                                    USING THE ENCLOSED ENVELOPE.


- ------------------------------------------------------------------------------------------------------------------------------------

                             FOLD AND DETACH HERE







                     YOUR VOTE IS IMPORTANT TO THE COMPANY







                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THE SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                     PROXY SOLICITED BY AND ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                               ITEL CORPORATION


        The undersigned hereby appoints Rod F. Dammeyer, Dennis J. Letham and James E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Itel Corporation to be held at 10:00 A.M., Central time, May 4, 1995, in the Market Room, upper lobby, at 30 South Wacker Drive, Chicago, Illnois, and at any adjournments thereof, all of the shares of Common Stock of Itel Corporation in the name of the undersigned on the record date.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

           PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.


_________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE |
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                             FOLD AND DETACH HERE